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                                                                   EXHIBIT 10.14


                            ICN Pharmaceuticals, Inc.
                               3300 Hyland Avenue
                              Costa Mesa, CA 92626


Ribapharm Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

Ladies and Gentlemen:

            Reference is made to the issuance and sale of $400,000,000 aggregate principal amount of 6 1/2% Convertible Subordinated Notes due 2008 (and an additional $125,000,000 aggregate principal amount of 6 1/2% Convertible Subordinated Notes due 2008 to cover over-allotments) (the "Notes") of ICN Pharmaceuticals, Inc. ("ICN") as more fully described in the Offering Memorandum dated July 13, 2001. The Notes are being issued and sold pursuant to the Purchase Agreement among ICN, Ribapharm Inc. ("Ribapharm"), and UBS Warburg LLC (the "Initial Purchaser"), the Indenture dated as of July 18, 2001 among ICN, Ribapharm and The Bank of New York as trustee (the "Trustee") and the Registration Rights Agreement dated as of July 18, 2001 among ICN, Ribapharm, and the Initial Purchaser. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in (or by reference in) the Purchase Agreement, Indenture and Registration Rights Agreement.

            While upon the earlier of a Ribapharm IPO or a Ribapharm Spin-Off, Ribapharm will become a joint and several obligor of the Notes, as between ICN and Ribapharm, ICN and Ribapharm hereby agree that ICN shall be responsible for all payments of principal of premium, if any, and interest under the Notes, including Ribapharm's obligation to make an offer to repurchase the Notes upon a Change in Control of Ribapharm. Notwithstanding the foregoing, Ribapharm shall be responsible for the payment of liquidated damages pursuant to Section 5 of the Registration Rights Agreement caused by Ribapharm's failure to comply with its obligations to file and maintain an effective Registration Statement.

            This letter agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

            This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

            This letter agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

            This letter agreement shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another person, neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.
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            Please acknowledge your agreement to the foregoing by executing and returning a copy of this letter agreement.

                                        Very truly yours,

                                        ICN PHARMACEUTICALS, INC.



                                        By: /s/ David Watt  7/18/01
                                           -------------------------------------
                                           Name: David Watt
                                           Title: Executive Vice President,
                                                  General Counsel and Corporate
                                                  Secretary

Accepted and Agreed:

RIBAPHARM INC.



By: /s/ Harry Roosje  7/18/01
   -------------------------------
   Name: Harry Roosje
   Title: Senior Vice President,
          General Counsel and Secretary


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